UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2026

CENTURY CASINOS, INC.

(Exact Name of Registrant as specified in its charter)

Delaware	0-22900	84-1271317
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

455 E. Pikes Peak Ave., Suite 210, Colorado Springs, Colorado	80903
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	719-527-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Per Share Par Value	CNTY	Nasdaq Capital Market, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 19, 2026, Century Casinos, Inc. (the “Company”) received a deficiency notice (the “Notice”) from the Nasdaq Listing Qualifications staff (the “Staff”) of the Nasdaq Stock Market LLC notifying the Company that for the prior 30 consecutive business days, the Company’s common stock did not maintain the minimum Market Value of Listed Securities (“MVLS”) of $35 million required by the continued listing requirements of Nasdaq Listing Rule 5550(b)(2). The Notice has no immediate effect on the listing of the Company’s common stock on the Nasdaq Capital Market. In accordance with Nasdaq Listing Rule 5810(c)(3)(C), the Company has 180 calendar days, or until April 19, 2027 (the “Compliance Date”), to regain compliance with the minimum MVLS requirement by having the Company’s MVLS close at $35 million or more for a minimum of 10 consecutive business days before the Compliance Date (subject to the Staff’s discretion to require a longer compliance period under Nasdaq Listing Rule 5810(c)(3)(H)). The Company may also regain compliance by meeting the alternative continued listing requirements under Nasdaq Listing Rule 5550(b) by maintaining stockholders' equity of at least $2.5 million under Nasdaq Listing Rule 5550(b)(1) or net income from continuing operations of $500,000 under Nasdaq Listing Rule 5550(b)(3). If the Company does not regain compliance by the Compliance Date, the Staff will provide written notification that the Company’s common stock is subject to delisting.

With respect to the deficiency, if the Staff notifies the Company that its common stock is subject to delisting, the Company may appeal the delisting determination to a hearings panel pursuant to the procedures set forth in the applicable Nasdaq listing rules. However, there can be no assurance that, if the Company receives a delisting notice and appeals the delisting determination by Nasdaq to the panel, such appeal would be successful.

The Company intends to actively monitor the MVLS of its common stock between now and the Compliance Date and, as appropriate, plans to evaluate available options to resolve the deficiency and regain compliance with the MVLS requirements.

Forward-Looking Statements

This current report on Form 8-K may contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words such as “expect,” “anticipate,” “believe,” “intend,” “estimate,” “plan,” “target,” “goal,” “potential” or similar expressions, or future or conditional verbs such as “will,” “may,” “might,” “should,” “would,” “could,” or similar variations. These statements are based on the beliefs and assumptions of the management of the Company based on information currently available to management. Such forward-looking statements include, but are not limited to, statements about our ability to remediate deficiencies and comply with the continued listing requirements of Nasdaq and the effects thereof. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. While there is no assurance that any list of risks and uncertainties or risk factors is complete, below are certain factors which could cause actual results to differ materially from those contained or implied in the forward-looking statements: including the possibility that the Company cannot regain compliance with Nasdaq continued listing requirements in a timely manner or at all; the potential that the Company will receive future deficiency notices from the Staff regarding noncompliance with the Nasdaq listing rules; the possibility that the Company may ultimately be subject to delisting; and other risks described in the section entitled “Risk Factors” under Item 1A in each of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and in subsequent periodic and current filings the Company makes with the U.S. Securities and Exchange Commission. The Company disclaims any obligation to revise or update any forward-looking statement that may be made from time to time by it or on its behalf.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Century Casinos, Inc.

Date: October 23, 2026

By: /s/ Margaret Stapleton

Margaret Stapleton

Chief Financial Officer